©2024 Laureate Education, Inc.® | Confidential & Proprietary May 2, 2024 First Quarter 2024 Earnings Presentation Exhibit 99.2

2©2024 Laureate Education, Inc.® | Confidential & Proprietary Forward Looking Statements This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 22, 2024, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC.

3©2024 Laureate Education, Inc.® | Confidential & Proprietary Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of net income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenue, are key inputs into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Total debt, net of cash and cash equivalents (or net debt) consists of total gross debt, less total cash and cash equivalents. Net debt provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Laureate’s calculations of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measures in the attached tables “Non-GAAP Reconciliation”. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures.

4©2024 Laureate Education, Inc.® | Confidential & Proprietary Summary Overview Note: Throughout this presentation amounts may not sum to totals due to rounding

5©2024 Laureate Education, Inc.® | Confidential & Proprietary Executive Summary  First quarter Revenue and Adjusted EBITDA ahead of guidance on favorable FX rates  First quarter enrollments in-line with expectations  New and Total Enrollments increased 1% and 5%, respectively, versus Q1 of prior year  Mexico: New Enrollments grew 7% for the secondary intake; total enrollments +9%  Peru: New Enrollments declined slightly during the primary intake (-2% for the cycle, -3% for the quarter); total enrollments +1%  Expectation for economic recovery in second half of 2024 for Peru  Net Loss of $11M in Q1 during seasonally low quarter; $16M improvement vs prior year period  Increasing full-year 2024 guidance due to favorable FX rates  Revenue impact: +$13M  Adjusted EBITDA impact: +$5M New Enrollment Growth During First Quarter, Cycle One Intake Led by Mexico Increasing Full Year Guidance on Favorable FX Rates

6©2024 Laureate Education, Inc.® | Confidential & Proprietary ESG Leadership we report annually on our impact. In 2023, our first materiality assessment, led by external ESG specialists, gathered insights from both internal and external stakeholders to prioritize key ESG topics, shaping our contributions to the United Nations Sustainable Development Goals (SDGs). For more than 25 years … As a Public Benefit Corporation (PBC) … Laureate has demonstrated its commitment to operating as a force for good. Our mission … Along with our track record of expanding the middle classes in Mexico and Peru, we are a proud contributor of sustainable business practices. 2023 Laureate Education Impact Highlights 168,000 189,000 hours of community medical and dental care contributed through campus and offsite clinics in Peru Student volunteering 1.05 million hours USD $426 million in scholarships and discounts 10,000 Read and learn more in the 2023 Laureate Education Impact Report at: laureate.net/impact free or low-cost veterinary services provided in campus clinics community members in Mexico received complimentary or low-cost medical and dental services

7©2024 Laureate Education, Inc.® | Confidential & Proprietary Compelling Investment Characteristics

8©2024 Laureate Education, Inc.® | Confidential & Proprietary Mexico Peru Combined Population 129 million 32 million 161 million Higher Education Students (000s) 5,193 1,841 7,034 Higher Education Gross Participation Rate1 34% 52% 38% Traditional 4+ yr degrees 33% 40% 35% Technical/Vocational 1% 12% 3% Market Share for Private Institutions2 43% 74% 54% Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2022. (1) Defined as total enrollments as compared to 18-24 year old population. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 37%); for Peru based on total country. Attractive Markets with Significant Growth Opportunities Participation rates growing and still well below developed markets Attractive Market Opportunities in Mexico and Peru

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 3/31/24	Market Segment	QS Stars™ Overall	Ratings/Rankings
Mexico	UVM Universidad del Valle de México (UVM)	UVM	1960	108,300	Premium/ Traditional	★★★★	• Ranked Top 10 university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Mexico	UNITEC Universidad Tecnológica de México (UNITEC)		1966	125,400	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	76,000	Premium/ Traditional	★★★★	• Ranked Top 5 university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	UPN Universidad Privada del Norte Universidad Privada del Norte (UPN)		1994	126,500	Value/ Teaching	★★★★	• 3rd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	CIBERTEC CIBERTEC	CIBERTEC	1983	23,200	Technical/ Vocational		• One of the largest private technical / vocational institutes in Peru

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

©2024 Laureate Education, Inc.® | Confidential & Proprietary

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10©2024 Laureate Education, Inc.® | Confidential & Proprietary Q1 2024 Performance Results

11©2024 Laureate Education, Inc.® | Confidential & Proprietary 2024 First Quarter – Financial Summary Q1 ‘24 Variance Vs. Q1 ‘23 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 96K 1% 1% • Secondary intake for Mexico: +7% • Primary intake for Peru: (3%) Total Enrollment 459K 5% 5% • Mexico +9% • Peru +1% Revenue $275 10% 1% • +7% organic/cc adjusted for timing of academic calendar; ($14M) impact Adj. EBITDA $31 (9%) (24%) • +11% organic/cc adjusted for timing of academic calendar; ($11M) impact • Seasonally low quarter with fixed costs (largely out of session period) Adj. EBITDA margin 11.1% (222 bps) (337 bps) (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Intra-Year Academic Calendar Timing Impacting Reported Results Timing Adjusted Organic/CC1: Revenue +7%, Adjusted EBITDA+11%

12©2024 Laureate Education, Inc.® | Confidential & Proprietary Segment Results

13©2024 Laureate Education, Inc.® | Confidential & Proprietary Mexico Segment Results Q1 ‘24 Variance Vs. Q1 ‘23 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results Organic/CC1 New Enrollment 41K 7% • Strong results during secondary intake cycle; primary intake for Mexico will occur in September Total Enrollment 234K 9% • Driven by new enrollments and strength of primary intake in Fall 2023 Revenue $214 7% • +10% organic/cc adjusted for timing of academic calendar; ($4M) impact • Enrollment growth and favorable price/mix Adj. EBITDA $60 11% • +20% organic/cc adjusted for timing of academic calendar; ($3M) impact • Strong growth and productivity gains Adj. EBITDA margin 28.0% 111 bps Strong Secondary Intake and Continued Improvements in Profitability Timing Adjusted Organic/CC1: Revenue +10%, Adjusted EBITDA+20% (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

14©2024 Laureate Education, Inc.® | Confidential & Proprietary Peru Segment Results Q1 ‘24 Variance Vs. Q1 ‘23 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results Organic/CC1 New Enrollment 55K (3%) • Intake cycle impacted by current macroeconomic conditions • New enrollments (-2%) for the cycle, (-3%) for the reported quarter Total Enrollment 226K 1% • Growth driven by favorable re-enrollments Revenue $61 (13%) • +1% organic/cc adjusted for timing of academic calendar; ($10M) impact • Largely out of session for Q1 (summer period) Adj. EBITDA ($21) n.m. • Largely out of session for Q1 (summer period) with fixed costs • ($7M) impact from timing of the academic calendar Adj. EBITDA margin (33.8%) n.m. New Enrollments Impacted by Softer Macroeconomic Conditions Timing Adjusted Organic/CC1: Revenue +1% (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

15©2024 Laureate Education, Inc.® | Confidential & Proprietary Outlook

16©2024 Laureate Education, Inc.® | Confidential & Proprietary 2024 Outlook – Executive Summary  Market dynamics remain favorable for the private sector in Mexico and Peru  2024 outlook reflects differing macroeconomic conditions by market  Mexico: Strong growth expectations; favorable macro backdrop including nearshoring tailwinds  Peru: Growth more muted due to current economic downturn; expect recovery in 2H 2024  2024 Revenue growth expected at 6%-7% Vs. 20231 (up 5%-6% on an organic constant currency basis2)  2024 Adjusted EBITDA growth expected at 6%-9% Vs. 20231 (up 6%-9% on an organic constant currency basis2)  Adjusted EBITDA Margin accretion of ~0.4pts3 (~0.5pts FX neutral) driven by Mexico's continued margin optimization as well as additional reduction of corporate expenses  Adjusted EBITDA to Unlevered Free Cash Flow Conversion in the high 30% range  Includes one-time legacy Laureate payments of ~$45M primarily driven by deferred taxes  Absent legacy Laureate clean-up items, our Adjusted EBITDA to Unlevered Free Cash Flow conversion is targeted to reach ~50% in 2024, in line with our stated target profile (1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items (if applicable). (3) At mid-point of 2024 guidance provided. Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA or its related margin to projected net income or its related margin without unreasonable effort.

17©2024 Laureate Education, Inc.® | Confidential & Proprietary 2024 Outlook – Updated1 Increasing Guidance to Reflect Favorable FX Rates ($ in millions) (Enrollments rounded to the nearest thousand) Prior FY 2024 Outlook FX Impact Current FY 2024 Outlook1 Total Enrollment 467K – 473K - 467K – 473K Revenue $1,553 – $1,568 +$13 $1,566 – $1,581 Adjusted EBITDA $441 – $451 +$5 $446 – $456 (1) Outlook is based on actual FX rates for January through April, and Spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

18©2024 Laureate Education, Inc.® | Confidential & Proprietary Q2 2024 Guidance Details Continued Growth Expected in Q2 2024 ($ in millions) Q2 2024 Outlook1 Revenue $480 – $486 Adjusted EBITDA $172 – $175 (1) Outlook is based on actual FX rates for January through April, and Spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through June 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q2 2024 net income and reconciliation of the forward-looking Q2 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

19©2024 Laureate Education, Inc.® | Confidential & Proprietary Appendix

20©2024 Laureate Education, Inc.® | Confidential & Proprietary 2024 First Quarter – Net Income Reconciliation Q1 ‘24 B / (W) Notes ($ in millions) Reported Vs. Q1 ‘23 Adjusted EBITDA 31 (3) Depreciation & Amort. (18) (1) Interest Expense, net (3) 1 Other (11) 19 • Mainly non-cash FX translation loss on intercompany loans Income Tax (10) 0 Income/(Loss) From Continuing Operations (11) 16 Discontinued Operations (Net of Tax) (0) (0) Net Income / (Loss) (11) 16 Loss from Continuing Operations Improved Versus Prior Year

21©2024 Laureate Education, Inc.® | Confidential & Proprietary Q1 2024 Capitalization and Return of Capital Strong Balance Sheet and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 3/31/24 Gross Debt $228 Less: Cash & Cash Equivalents ($126) Net Debt $102  Total current shares outstanding of 155M shares as of March 31st  Share Repurchase Update  $33M of shares repurchased in Q1 2024 (total authorization of $100M)

2024 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2023 FY Results As Reported	**449K**	**$1,484**	**$419**
Organic Growth (incl. Restructuring)	18K - 24K	$77 - $92	$27 - $37
Organic Growth %	4% - 5%	5% - 6%	6% - 9%
2024 FY Guidance (Constant Currency)	**467K - 473K**	**$1,561 - $1,576**	**$446 - $456**
FX Impact (spot FX) (1)		$5	$0
2024 FY Guidance (@ spot FX) (1)	**467K - 473K**	**$1,566 - $1,581**	**$446 - $456**
As Reported Growth %	**4% - 5%**	**6% - 7%**	**6% - 9%**

Continued Top Line Growth and Margin Expansion

(1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.® | Confidential & Proprietary

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Q2 2024 Guidance Details

($ in millions)	Q2 Guidance Revenues	Q2 Guidance Adj. EBITDA
2023 Q2 Results As Reported	**$462**	**$175**
Timing Impact Intra-Year (academic calendar)	-	-
2023 Q2 Results Adjusted	**$462**	**$175**
Organic Growth	$21 - $27	$5 - $8
Organic Growth % (excl. Mexico restructuring)	5% - 6%	3% - 5%
One-time restructuring (Mexico margin optimization plan)	-	($4)
2024 Q2 Guidance (Constant Currency)	**$483 - $489**	**$176 - $179**
FX Impact (spot FX) [(1)]	($3)	($4)
2024 Q2 Guidance (@ spot FX) [(1)]	**$480 - $486**	**$172 - $175**

Continued Growth Expected in Q2

(1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through June 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for Q2 2024 net income and reconciliation of the forward-looking Q2 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.® | Confidential & Proprietary

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1H and 2H Implied 2024 Guidance Details

($ in millions)	1H Implied Guidance		2H Implied Guidance	
	Revenues	Adj. EBITDA	Revenues	Adj. EBITDA
2023 Results As Reported	**$713**	**$209**	**$771**	**$210**
Timing Impact Intra-Year (academic calendar)	($14)	($11)	$14	$11
2023 Results Adjusted	**$699**	**$198**	**$785**	**$221**
Organic Growth	$39 - $45	$8 - $11	$39 - $48	$23 - $30
Organic Growth % (excl. Mexico restructuring)	5% - 6%	4% - 6%	5% - 6%	10% - 13%
One-time restructuring (Mexico margin optimization plan)	-	($5)	-	-
2024 Guidance (Constant Currency)	**$738 - $744**	**$202 - $205**	**$823 - $832**	**$244 - $251**
FX Impact (spot FX) (1)	$17	$1	($12)	($1)
2024 Guidance (@ spot FX) (1)	**$755 - $761**	**$203 - $206**	**$811 - $820**	**$243 - $250**
Adjusted EBITDA Margin YoY (as reported)		***(2.3%)***		***+3.0%***

2H Margins Anticipated to Grow ~300bps YoY
(1H Margins Impacted by Timing of Academic Calendar and One-Time Restructuring)

(1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.25 & PEN 3.75 for May through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 1H and 2H 2024 net income and reconciliation of the forward-looking 1H and 2H 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.® | Confidential & Proprietary
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25©2024 Laureate Education, Inc.® | Confidential & Proprietary New Enrollments Seasonality Intra-Year Seasonality Trends Revenue Seasonality Adjusted EBITDA Seasonality Factors Affecting Seasonality 28% 22% 48% 2% 38% 10% 49% 2% 37% 11% 50% 3% 39% 10% 48% 3% Q1 Q2 Q3 Q4 2020 2021 2022 2023 (14%) 46% 24% 44% 4% 42% 30% 24% 8% 43% 21% 28% 8% 42% 19% 31% Q1 Q2 Q3 Q4 2020 2021 2022 2023 19% 30% 24% 28% 18% 30% 25% 27% 17% 31% 24% 28% 17% 31% 24% 28% Q1 Q2 Q3 Q4 2020 2021 2022 2023  Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings  Q2 and Q4 are typically Laureate’s strongest earnings quarters  Academic calendar  FX trends

26©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Results & Tables

27©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Tables Consolidated Statements of Operations Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding. For the three months ended March 31, IN MILLIONS 2024 2023 Change Revenues $ 275.4 $ 251.3 $ 24.1 Costs and expenses: Direct costs 254.0 225.3 28.7 General and administrative expenses 10.3 10.3 — Operating income 11.1 15.6 (4.5) Interest income 1.9 2.2 (0.3) Interest expense (4.7) (6.0) 1.3 Other (expense) income, net (0.5) 0.3 (0.8) Foreign currency exchange loss, net (5.6) (29.0) 23.4 (Loss) gain on disposal of subsidiaries, net (3.1) 0.3 (3.4) Loss from continuing operations before income taxes (0.9) (16.6) 15.7 Income tax expense (9.9) (10.2) 0.3 Loss from continuing operations (10.8) (26.7) 15.9 Loss from discontinued operations, net of tax (0.1) — (0.1) Net loss (10.8) (26.8) 16.0 Net loss attributable to noncontrolling interests 0.1 0.2 (0.1) Net loss attributable to Laureate Education, Inc. $ (10.8) $ (26.6) $ 15.8 Basic and diluted loss per share: Basic and diluted weighted average shares outstanding 157.0 157.2 (0.2) Basic and diluted loss per share $ (0.07) $ (0.17) $ 0.10

Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended March 31,	2024	2023	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 214.1	$ 182.0	18%	7%	$ 32.1	$ 12.8	$ —	$ 19.3
Peru	61.2	69.2	(12)%	(13)%	(8.0)	(9.1)	—	1.1
Corporate & Eliminations	—	0.1	(100)%	(100)%	(0.1)	(0.1)	—	—
Total Revenues	$ 275.4	$ 251.3	10%	1%	$ 24.1	$ 3.7	$ —	$ 20.4
Adjusted EBITDA								
Mexico	$ 59.9	$ 48.9	22%	11%	$ 11.0	$ 5.6	$ —	$ 5.4
Peru	(20.7)	(6.5)	nm	nm	(14.2)	(14.0)	—	(0.2)
Corporate & Eliminations	(8.6)	(9.0)	4%	4%	0.4	0.4	—	—
Total Adjusted EBITDA	$ 30.6	$ 33.5	(9)%	(24)%	$ (2.9)	$ (8.1)	$ —	$ 5.2

nm - percentage changes not meaningful

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2023 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding.

©2024 Laureate Education, Inc.® | Confidential & Proprietary

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29©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Tables Consolidated Balance Sheets Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS March 31, 2024 December 31, 2023 Change Assets Cash and cash equivalents $ 126.2 $ 89.4 $ 36.8 Receivables (current), net 82.1 92.1 (10.0) Other current assets 53.3 42.0 11.3 Property and equipment, net 567.5 562.2 5.3 Operating lease right-of-use assets, net 364.1 371.6 (7.5) Goodwill and other intangible assets 843.8 830.7 13.1 Deferred income taxes 71.3 71.4 (0.1) Other long-term assets 51.2 49.9 1.3 Current and long-term assets held for sale 16.8 16.3 0.5 Total assets $ 2,176.4 $ 2,125.6 $ 50.8 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 187.8 $ 209.4 $ (21.6) Deferred revenue and student deposits 121.3 69.4 51.9 Total operating leases, including current portion 402.1 417.6 (15.5) Total long-term debt, including current portion 226.0 165.1 60.9 Other liabilities 295.1 303.6 (8.5) Current and long-term liabilities held for sale 11.6 11.5 0.1 Total liabilities 1,243.8 1,176.5 67.3 Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 931.2 947.7 (16.5) Total liabilities and stockholders' equity $ 2,176.4 $ 2,125.6 $ 50.8

30©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions may not sum to total due to rounding. For the three months ended March 31, IN MILLIONS 2024 2023 Change Cash flows from operating activities Net loss $ (10.8) $ (26.8) $ 16.0 Depreciation and amortization 18.1 16.7 1.4 Loss on sales and disposal of subsidiaries and property and equipment, net 3.3 1.5 1.8 Deferred income taxes 1.3 (0.6) 1.9 Unrealized foreign currency exchange loss 5.0 28.9 (23.9) Income tax receivable/payable, net (12.0) (32.7) 20.7 Working capital, excluding tax accounts 7.4 24.2 (16.8) Other non-cash adjustments 21.0 15.1 5.9 Net cash provided by operating activities 33.2 26.5 6.7 Cash flows from investing activities Purchase of property and equipment (15.9) (5.8) (10.1) Net (payments) receipts from sales of discontinued operations (0.2) 0.3 (0.5) Net cash used in by investing activities (16.0) (5.6) (10.4) Cash flows from financing activities Increase in long-term debt, net 54.5 22.8 31.7 Proceeds from exercise of stock options — 1.4 (1.4) Payments to repurchase common stock (32.9) — (32.9) Financing other, net (3.3) (3.1) (0.2) Net cash provided by financing activities 18.4 21.1 (2.7) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash 1.1 3.5 (2.4) Change in cash included in current assets held for sale 0.3 — 0.3 Net change in Cash and cash equivalents and Restricted cash 36.9 45.5 (8.6) Cash and cash equivalents and Restricted cash at beginning of period 96.9 93.8 3.1 Cash and cash equivalents and Restricted cash at end of period $ 133.8 $ 139.3 $ (5.5)

31©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Tables Non-GAAP Reconciliation (1 of 2) The following table reconciles Net Loss to Adjusted EBITDA and Adjusted EBITDA margin: (1) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718. Note: Dollars in millions, and may not sum to total due to rounding. For the three months ended March 31, IN MILLIONS 2024 2023 Change Net loss $ (10.8) $ (26.8) $ 16.0 Plus: Loss from discontinued operations, net of tax 0.1 — 0.1 Loss from continuing operations (10.8) (26.7) 15.9 Plus: Income tax expense 9.9 10.2 (0.3) Loss from continuing operations before income taxes (0.9) (16.6) 15.7 Plus: Loss (gain) on disposal of subsidiaries, net 3.1 (0.3) 3.4 Foreign currency exchange loss, net 5.6 29.0 (23.4) Other expense (income), net 0.5 (0.3) 0.8 Interest expense 4.7 6.0 (1.3) Interest income (1.9) (2.2) 0.3 Operating income 11.1 15.6 (4.5) Plus: Depreciation and amortization 18.1 16.7 1.4 EBITDA 29.2 32.3 (3.1) Plus: Share-based compensation expense (1) 1.4 1.1 0.3 Adjusted EBITDA $ 30.6 $ 33.5 $ (2.9) Revenues $ 275.4 $ 251.3 $ 24.1 Loss from continuing operations margin (3.9) % (10.6) % 673 bps Adjusted EBITDA margin 11.1% 13.3% -222 bps

32©2024 Laureate Education, Inc.® | Confidential & Proprietary Financial Tables Non-GAAP Reconciliation (2 of 2) The following table reconciles operating cash flow to Free Cash Flow for the three months ended March 31, 2024 and 2023: IN MILLIONS 2024 2023 Change Net cash provided by operating activities $ 33.2 $ 26.5 $ 6.7 Capital expenditures: Purchase of property and equipment (15.9) (5.8) (10.1) Free Cash Flow $ 17.3 $ 20.7 $ (3.4) Note: Dollars in millions may not sum to total due to rounding.

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